As filed with the Securities and Exchange Commission on August 11, 2011

File No. 1-35166

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Fortune Brands Home & Security LLC

(Exact name of registrant as specified in its charter)

Delaware	62-1411546
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

520 Lake Cook Road, Deerfield, IL	60015-5611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(847) 484-4400

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Fortune Brands Home & Security LLC

Cross-Reference Sheet Between Information Statement and Items of Form 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1 (the “Information Statement”). None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Separation,” “Capitalization,” “Business,” “Certain Relationships and Related Party Transactions,” “Where You Can Find More Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Item 1A. Risk Factors.

The information required by this item is contained under the sections “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.”

Item 2. Financial Information.

The information required by this item is contained under the sections “Summary—Selected Financial Data,” “Risk Factors,” “Capitalization,” “Unaudited Pro Forma Consolidated Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Item 3. Properties.

The information required by this item is contained under the section “Business—Other Information—Properties.”

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the sections “Security Ownership of Management, Directors and Principal Stockholders.”

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section “Management.”

Item 6. Executive Compensation.

The information required by this item is contained under the sections “Management,” “Compensation Discussion and Analysis” and “Named Executive Officer Compensation.”

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections “Certain Relationships and Related Party Transactions” and “Management.”

Item 8. Legal Proceedings.

The information required by this item is contained under the section “Business—Other Information—Legal Proceedings.”

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections “Summary,” “The Separation” and “Description of Capital Stock.”

Item 10. Recent Sales of Unregistered Securities.

Not applicable.

Item 11. Description of Registrant’s Securities to Be Registered.

The information required by this item is contained under the sections “The Separation—Dividends” and “Description of Capital Stock.”

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the sections “Description of Capital Stock— Limitation of Liability of Directors” and “Description of Capital Stock—Indemnification of Directors and Officers.”

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the sections “Index to Financial Statements” and the statements referenced therein.

Item 14. Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15. Financial Statements and Exhibits.

(a)	Financial Statements

The information required by this item is contained under the sections “Unaudited Pro Forma Consolidated Financial Statements” and “Index to Financial Statements” and the statements referenced therein. Those sections are incorporated herein by reference.

(b)	Exhibits

Exhibit No.	Exhibit Description

2.1	Form of Separation and Distribution Agreement between Fortune Brands Home & Security, Inc. and Fortune Brands, Inc.‡

3.1	Form of Restated Certificate of Incorporation of Fortune Brands Home & Security, Inc.+

3.2	Form of Amended and Restated Bylaws of Fortune Brands Home & Security, Inc.

10.1	Form of Transition Services Agreement (H&S to Beam) between Fortune Brands Home & Security, Inc. and Fortune Brands, Inc.

10.2	Form of Transition Services Agreement (Beam to H&S) between Fortune Brands, Inc. and Fortune Brands Home & Security, Inc.

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Exhibit No.	Exhibit Description

10.3	Form of Indemnification Agreement between Fortune Brands Home & Security, Inc. and Fortune Brands, Inc.+

10.4	Form of Employee Matters Agreement between Fortune Brands Home & Security, Inc. and Fortune Brands, Inc.*

10.5	Form of Tax Allocation Agreement between Fortune Brands Home & Security, Inc. and Fortune Brands, Inc.*

21.1	List of subsidiaries of Fortune Brands Home & Security, Inc.

99.1	Preliminary Information Statement of Fortune Brands Home & Security LLC, subject to completion, dated August 11, 2011

*	To be filed by amendment.
+	Previously filed.
‡	The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FORTUNE BRANDS HOME & SECURITY LLC

By:	/s/ Christopher J. Klein
Name:	Christopher J. Klein
Title:	President and Chief Executive Officer

Dated: August 11, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement between Fortune Brands Home & Security, Inc. and Fortune Brands, Inc.‡

3.1	Form of Restated Certificate of Incorporation of Fortune Brands Home & Security, Inc.+

3.2	Form of Amended and Restated Bylaws of Fortune Brands Home & Security, Inc.

10.1	Form of Transition Services Agreement (H&S to Beam) between Fortune Brands Home & Security, Inc. and Fortune Brands, Inc.

10.2	Form of Transition Services Agreement (Beam to H&S) between Fortune Brands, Inc. and Fortune Brands Home & Security, Inc.

10.3	Form of Indemnification Agreement between Fortune Brands Home & Security, Inc. and Fortune Brands, Inc.+

10.4	Form of Employee Matters Agreement between Fortune Brands Home & Security, Inc. and Fortune Brands, Inc.*

10.5	Form of Tax Allocation Agreement between Fortune Brands Home & Security, Inc. and Fortune Brands, Inc.*

21.1	List of subsidiaries of Fortune Brands Home & Security, Inc.

99.1	Preliminary Information Statement of Fortune Brands Home & Security LLC, subject to completion, dated August 11, 2011

*	To be filed by amendment.
+	Previously filed.
‡	The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.